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                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8 - K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 22, 2000 (March 20,
2000)



                          NATIONAL STEEL CORPORATION

            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


         1-983                                             25-0687210
(Commission File Number)                       (IRS Employer Identification No.)


4100 Edison Lakes Parkway, Mishawaka, IN                      46545-3440
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:          219-273-7000
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ITEM 5. OTHER EVENTS

National Steel Corporation issued a press release on March 20, 2000 announcing an e-Commerce alliance with e-STEEL Corporation. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press release dated March 20, 2000.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NATIONAL STEEL CORPORATION

Date: March 22, 2000       By: /s/ Glenn H. Gage
                               -----------------------------------
                               Glenn H. Gage
                               Senior Vice President and Chief Financial Officer
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                                                                    Exhibit 99.1

[LETTERHEAD OF NATIONAL STEEL]                           [LETTERHEAD OF e-STEEL]
--------------------------------------------------------------------------------

NEWS RELEASE
------------

Media Contacts:         Clarence J. Ehlers (National Steel)
                        (219) 273-7327

                        Sherry Sigler (e-STEEL)
                        sherry@e-steel.com
                        (917) 464-0445

Analyst and             Joseph A. Rainis (National Steel)
Investor Contact:       (219) 273-7158


                  NATIONAL STEEL PICKS e-STEEL FOR e-COMMERCE
                   Fourth Largest U.S. Steel Producer Cites
         e-STEEL Vision and Customer Service Enhancement Capabilities

Mishawaka, IN and New York, NY, March 20, 2000 - National Steel Corporation (NYSE: NS), the fourth largest integrated U.S. steel producer, and e-STEEL Corporation, the online global marketplace for the $700 billion steel industry, today announced an important multi-year e-Commerce alliance. Under the terms of the agreement, National will begin using the e-STEEL Exchange (www.e-steel.com) for selling steel products. Within two years, National's strategic goal is to use e-STEEL to transact an important percentage of its annual production.

"National's strong customer service reputation makes this alliance an important element of our overall strategy to put our customers first," said National Steel President and COO John A. Maczuzak. "We believe e-STEEL is a solution that streamlines customer service, provides significant efficiency gains and supports our customers in their evolution to e-Commerce."

National Steel is one of the largest U.S. producers of carbon flat-rolled steel products and the largest supplier of flat rolled products to the construction industry. The Company also was rated No. 1 in terms of overall customer satisfaction among all U.S. and Canadian carbon sheet steel producers last year according to an annual survey conducted by Jacobson & Associates.

"We are thrilled to welcome National Steel, one of the steel industry's most prominent and customer service dedicated manufacturers, to e-STEEL," said e-STEEL Founder, Chairman and CEO Michael S. Levin. "Like National, e-STEEL believes in building strong customer relationships. This very important dynamic is the foundation of our STEELDIRECT technology, which gives steel companies a unique, compelling and customizable online way to enhance their commercial relationships."

                                    -more-
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                                                                    Exhibit 99.1

Additionally, National Steel has just implemented Phase One of a comprehensive electronic order fulfillment system. Earlier this month, e-STEEL announced a major co-marketing alliance with National Steel's systems consultant which will enable steel buyers and sellers throughout the global steel value chain to accelerate integration of their business systems to e-STEEL systems. As a result, National expects to develop improved methods to sell steel products through more efficient transaction processing.

"These endorsements of e-STEEL, and e-Commerce, are further validation of our vision for a global electronic marketplace that works for all segments of the steel value chain, regionally and globally," Levin added.

New York City-based e-Steel Corporation is an Internet-based, neutral marketplace for prime and secondary products serving the $700 billion global steel industry. Its electronic commerce solution web site unites buyers and sellers and provides an array of resources for sales and purchasing professionals throughout the steel value chain. Since launching its marketplace in September 1999, more than 1600 companies have become members of the e-STEEL Exchange representing all of the key segments of the steel value chain. In addition to the alliance with National, e-STEEL has completed major industry alliances with other prominent global leaders.

e-STEEL is backed by a blue-chip group of business and industry strategic investors, led by Goldman, Sachs & Co.

Founded in September 1998, e-STEEL has 120 employees and offices in New York City, Chicago, Pittsburgh, Detroit, Atlanta, Brussels, Tokyo and Singapore.

Headquartered in Mishawaka, Indiana, National Steel Corporation
(www.nationalsteel.com) is one of the nation's largest producers of carbon flat rolled products with annual shipments of approximately six million tons. National Steel employs approximately 9,200 employees.